Exhibit 5.2

June 3, 2026

Gold Royalty Corp.

Suite 1830, 1188 West Georgia Street

Vancouver, British Columbia

Canada V6E 4A2

Ladies and Gentlemen:

We have acted as U.S. counsel to Gold Royalty Corp., a corporation incorporated under the laws of Canada (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to (i) common shares, without par value (the “Common Shares”); (ii) preferred shares, without par value (the “Preferred Shares”); (iii) warrants to purchase Common Shares or Preferred Shares (the “Warrants”); (iv) subscription receipts to purchase Common Shares or other securities of the Company (the “Subscription Receipts”); (v) one or more series of debt securities of the Company, which may be convertible into or exchangeable for Common Shares or other securities of the Company (the “Debt Securities”) and (vi) units (the “Units”, and, together with the Common Shares, Preferred Shares, Warrants, Subscription Receipts, and Debt Securities, the “Securities” and each individually, a “Security”) comprised of one or more of the Common Shares, Preferred Shares, Debt Securities, Warrants and/or Subscription Receipts, that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate offering price not to exceed $500,000,000.

The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus contained therein, (ii) the form of Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by the Company, as issuer, and the trustee thereunder (referred to herein, together with any supplements to such Indenture entered into in the future, collectively, as the “Indenture”) pursuant to which Debt Securities may be issued, (iii) certain resolutions of the Board (as defined below) related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters; (iv) a certificate executed by an officer of the Company, dated as of the date hereof and (v) such other corporate records, documents and instruments of the Company as we have deemed necessary for the expression of the opinions stated herein.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed certain matters with respect to the Company, including the valid existence, good standing, power and authority of the Company. In addition, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto; and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing under the law of the jurisdiction in which it is organized; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the Securities, as applicable, offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) any applicable indenture and indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms; (viii) in connection with the sale of Warrants, any required warrant agreement or agreement relating to the Warrants (a “Warrant Agreement”) will have been duly authorized, executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (ix) in connection with the issuance of Subscription Receipts, any required subscription receipts agreement or agreement relating to the subscription receipts (a “Subscription Receipts Agreement”) will have been duly authorized, executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (x) in connection with the sale of Units, any required unit agreement or agreement relating to the Units (a “Unit Agreement”, and, together with the Warrant Agreement and the Subscription Receipts Agreement, the “Agreements”) will have been duly authorized, executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (xi) each of the Securities and applicable Agreements governing such Securities will be governed by the internal laws of the State of New York; (xii) the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will not (A) contravene such party’s articles or certificate of association or incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets; (xiii) all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will be obtained or made and in full force and effect; (xiv) there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Agreement; and (xv) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when (i) the Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the trustee under the Indenture is qualified to act as trustee under the Indenture, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board and for the consideration approved by the Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

2. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreements and Warrants have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Warrants or certificates representing the Warrants have been duly registered and delivered in accordance with the appropriate Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

3. With respect to the Subscription Receipts, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (ii) the Subscription Receipts Agreements and Subscription Receipts have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Subscription Receipts or certificates representing the Subscription Receipts have been duly registered and delivered in accordance with the appropriate Subscription Receipts Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, all in accordance with the Registration Statement and any prospectus supplement, the Subscription Receipts will constitute valid and legally binding obligations of the Company.

4. With respect to Units, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the Unit Agreements and Units have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Units or certificates representing the Units have been duly registered and delivered in accordance with the appropriate Unit Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, all in accordance with the Registration Statement and any prospectus supplement, the Units will constitute valid and legally binding obligations of the Company.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances; and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law); (ii) obligations of good faith and fair dealing under New York law; (iii) provisions purporting to make a guarantor primarily liable rather than as a surety; and (iv) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinions set forth above, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded; (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities, (iii) all third party consents required in connection with the sale of the Securities will have been received by the Company, (iv) the Registration Statement will have been declared effective by the Commission and will continue to be effective, (v) none of the particular terms of a series of Securities will violate any applicable law or the terms of any applicable governing documents and (vi) neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law, or as to the effect of any such other laws on the opinions herein stated. Various issues concerning the laws of Canada are addressed in the opinion of Sangra Moller LLP filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP